Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Imaging

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE IMAGING ANNOUNCES DIVISION LEADERSHIP

NEWPORT BEACH, CA—November 11, 2008–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of outpatient diagnostic imaging and radiation therapy services, has promoted Michael F. Frisch to President, Imaging Division of Alliance.

Mr. Frisch has been with Alliance since 2002, originally serving as Regional Vice President of the Mid-Atlantic region, then as Senior Vice President of the Southeast region and, most recently, as Executive Vice President and COO. In his new role, he will oversee the implementation of the strategic plan for the Imaging business as well as companywide Human Resources, Clinical Quality, Asset Management and Logistics. He will continue to report to Paul Viviano, Chairman of the Board and Chief Executive Officer.

“It is an exciting time for Alliance as we pursue our strategic growth initiatives across our imaging and radiation therapy businesses,” said Mr. Viviano. “As the newly appointed President of the Imaging Division, Michael’s keen insight for the business, in-depth understanding of operations and deep commitment to patients, customers and team members will be instrumental as he helps us achieve our goals.”

Added Mr.Frisch, “I have been honored to play a role in the growth of an industry leader with an unwavering commitment to quality patient care, customer service and team member satisfaction. With my appointment to President of the Imaging Division, I am delighted to continue working closely with Paul and the other members of Alliance’s outstanding management team to effectively carry out our strategic and operational initiatives and further expand our clinical services.”

About Alliance Imaging

Alliance Imaging is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers. The Company had 488 diagnostic imaging and radiation therapy systems, including 303 MRI systems and 88 PET or PET/CT systems, and served over 1,000 clients in 46 states at September 30, 2008. The Company operated 92 fixed-site imaging centers (four in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites. The Company also operated 18 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of September 30, 2008.

Forward-Looking Statements

This press release contains forward-looking statements relating to future, not past, events, including statements related to investment and acquisition activity, the integration of acquired businesses into our business and our full year 2008 guidance. In this context, forward-looking statements often address our expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2007, in each case filed with the Securities and Exchange Commission.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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